Exhibit 10.8

Certain identified information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.
VECTIVBIO HOLDING AG
2021 EQUITY INCENTIVE PLAN
ADOPTED BY THE BOARD OF DIRECTORS: MARCH 31, 2021
APPROVED BY THE GENERAL MEETING OF SHAREHOLDERS: APRIL 1, 2021
1.    GENERAL.
(a)    Plan Purpose. The Company, by means of the Plan, seeks to secure and retain the services of Employees, Directors and Consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Ordinary Shares through the granting of Awards.
(b)    Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Ordinary Options; (iii) SARs; (iv) Restricted Share Awards; (v) RSU Awards; (vi) Performance Awards; and (vii) Other Awards.
(c)    Adoption Date; Effective Date. The Plan will come into existence on the Adoption Date, but no Award may be granted prior to the Effective Date.
2.    SHARES SUBJECT TO THE PLAN.
(a)    Share Reserve. Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of Ordinary Shares that may be delivered pursuant to Awards will not exceed 6,760,000 Ordinary Shares, plus a number of Ordinary Shares equal to the number of Returning Shares, if any, as such shares become available from time to time.
(b)    Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of Ordinary Shares that may be delivered pursuant to the exercise of Incentive Stock Options is 13,520,000 shares.
(c)    Share Reserve Operation.
(i)    Limit Applies to Ordinary Shares Delivered Pursuant to Awards. For clarity, the Share Reserve is a limit on the number of Ordinary Shares that may be delivered pursuant to Awards and does not limit the granting of Awards. Shares may be delivered in connection with a merger or acquisition as permitted by Applicable Law, and such delivery will not reduce the number of shares available for delivery under the Plan.
(ii)    Actions that Do Not Constitute Delivery of Ordinary Shares and Do Not Reduce Share Reserve. The following actions do not result in an delivery of shares under the Plan and accordingly do not reduce the number of Ordinary Shares subject to the Share Reserve and available for delivery under the Plan: (1) the expiration, cancellation, forfeiture or termination of any portion of an Award without the Ordinary Shares covered by such portion of the Award having been delivered; (2) the settlement of any portion of an Award in cash (i.e., the Participant receives cash rather than Ordinary Shares); (3) the withholding of Ordinary Shares that would otherwise be delivered by the Company to satisfy the exercise, strike or purchase price of an Award; or (4) the withholding of Ordinary Shares that would otherwise be delivered by the Company to satisfy a tax withholding obligation in connection with an Award.

(iii)    Reversion of Previously Issued or Delivered Ordinary Shares to Share Reserve. The following Ordinary Shares previously issued or delivered pursuant to an Award and accordingly initially deducted from the Share Reserve will be added back to the Share Reserve and again become available for delivery under the Plan: (1) any Ordinary Shares that are forfeited back to or repurchased by the Company because of a failure to meet a contingency or condition required for the vesting of such shares; (2) any Ordinary Shares that are repurchased by the Company to satisfy the exercise, strike or purchase price of an Award; and (3) any Ordinary Shares that are repurchased by the Company to satisfy a tax withholding obligation in connection with an Award.
3.    ELIGIBILITY AND LIMITATIONS.
(a)    Eligible Award Recipients. Subject to the terms of the Plan, Employees, Directors and Consultants are eligible to be selected to receive Awards.
(b)    Specific Award Limitations.
(i)    Limitations on Incentive Stock Option Recipients. Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code).
(ii)    Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Ordinary Shares with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Ordinary Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(iii)    Limitations on Incentive Stock Options Granted to Ten Percent Shareholders. A Ten Percent Shareholder may not be granted an Incentive Stock Option unless (i) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (ii) the Option is not exercisable after the expiration of five years from the date of grant of such Option.
4.    OPTIONS AND SHARE APPRECIATION RIGHTS.
Each Option or SAR will have such terms and conditions as determined by the Board, provided that each Option Agreement or SAR Agreement will comply with the following provisions. Each Option will be designated in writing as an Incentive Stock Option or Ordinary Option at the time of grant; provided, however, that if an Option is not so designated, then such Option will be an Ordinary Option. Each SAR will be denominated in Ordinary Shares equivalents.
(a)    Term. Subject to Section 3(b)(iii) regarding Ten Percent Shareholders, no Option or SAR will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.

(b)    Exercise or Strike Price. Subject to Section 3(b)(iii) regarding Ten Percent Shareholders and unless otherwise determined by the Board, the exercise or strike price of each Option or SAR will not be less than 100% of the Fair Market Value on the date of grant of such Award. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code.
(c)    Exercise Procedure and Payment of Exercise Price for Options. In order to exercise any Option, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the Option Agreement or otherwise provided by the Company. The Board shall determine the methods by which, and the forms in which, payment of the exercise price of an Option may be made or deemed to have been made, including in cash, Ordinary Shares, other Awards, other property, net settlement (including cashless exercise) or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price and to the extent permissible under Applicable Law.
(d)    Exercise Procedure and Payment of Appreciation Distribution for SARs. In order to exercise any SAR, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the SAR Agreement or otherwise provided by the Company. The appreciation distribution payable to a Participant upon the exercise of a SAR will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of exercise of a number of Ordinary Shares equal to the number of Ordinary Shares equivalents that are vested and being exercised under such SAR, over (ii) the strike price of such SAR. Such appreciation distribution may be paid to the Participant in the form of Ordinary Shares or cash (or any combination thereof) or in any other form of payment, as determined by the Board or specified in the SAR Agreement.
(e)    Vesting. The Board may impose such restrictions on or conditions to the vesting and/or exercisability of an Option or SAR as determined by the Board. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or determined by the Board, vesting of Options and SARs will cease upon termination of the Participant’s Continuous Service.
(f)    Termination of Continuous Service for Cause. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or determined by the Board, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs will terminate and be forfeited immediately upon notice of such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such notice of termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the Ordinary Shares subject to the forfeited Award, or any consideration in respect of the forfeited Award.
(g)    Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause. Subject to Section 4(h), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the following period of time or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)):

(i)    three months following the effective date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Retirement, Disability or death);
(ii)    12 months following the effective date of such termination if such termination is due to the Participant’s Retirement;
(iii)    12 months following the effective date of such termination if such termination is due to the Participant’s Disability;
(iv)    18 months following the effective date of such termination if such termination is due to the Participant’s death; or
(v)    18 months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (i), (ii) or (iii) above).
To the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in such terminated Award, the Ordinary Shares subject to the terminated Award, or any consideration in respect of the terminated Award.
(h)    Restrictions on Exercise; Extension of Exercisability. A Participant may not exercise an Option or SAR at any time that the issuance or delivery of Ordinary Shares upon such exercise would violate Applicable Law. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last thirty days of the applicable Post-Termination Exercise Period: (i) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance or delivery of Ordinary Shares upon such exercise would violate Applicable Law, or (ii) the immediate sale of any Ordinary Shares issued or delivered upon such exercise would violate Applicable Law or the Company’s Trading Policy, then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)). If (i) a Participant cannot exercise an Option or SAR on the last day before the expiration of its maximum term for any of the reasons set forth in this Section 4(h) and (ii) the Fair Market Value on such date is greater than the exercise or strike price then in effect, then the Option or SAR shall be deemed automatically exercised by a cashless exercise net settlement or as determined by the Board, immediately before its expiration, unless otherwise determined by the Board or the Participant has given instruction as to the contrary.
(i)    Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any Ordinary Shares until at least six months following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a Corporate Transaction in which such Award is not assumed, continued or substituted, (iii) a Change in

Control, or (iv) such Participant’s Retirement. This Section 4(i) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.
(j)    Whole Shares. Options and SARs may be exercised only with respect to whole Ordinary Shares or their equivalents.
5.    AWARDS OTHER THAN OPTIONS AND SHARE APPRECIATION RIGHTS.
(a)    Restricted Share Awards and RSU Awards. Each Restricted Share Award or RSU Award will have such terms and conditions as determined by the Board, provided that each Restricted Share Award Agreement or RSU Award Agreement will comply with the following provisions:
(i)    Form of Award.
(1)    RSAs: Ordinary Shares subject to a Restricted Share Award may be evidenced in such form and manner as determined by the Board.
(2)    RSUs: A RSU Award represents a Participant’s right to receive on a future date the number of Ordinary Shares that is equal to the number of restricted share units subject to the RSU Award. As a holder of a RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company's unfunded obligation, if any, to deliver Ordinary Shares in settlement of such Award and nothing contained in the Plan or any RSU Agreement.
(ii)    Consideration.
(1)    RSA: A Restricted Share Award may be granted in consideration for (A) a cash payment, (B) the Participants’ past services to the Company or an Affiliate, or (C) any other form of consideration as the Board may determine and permissible under Applicable Law.
(2)    RSU: Unless otherwise determined by the Board at the time of grant, a RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the delivery of any Ordinary Shares pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the delivery of any Ordinary Shares in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine and permissible under Applicable Law.
(iii)    Vesting. The Board may impose such restrictions on or conditions to the vesting of a Restricted Share Award or RSU Award as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or determined by the Board, vesting of Restricted Share Awards and RSU Awards will cease upon termination of the Participant’s Continuous Service.
(iv)    Termination of Continuous Service. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or determined by the Board, if a Participant’s Continuous Service terminates for any reason, (i) the Company has the right to repurchase any or all of the Ordinary Shares held by the Participant under his or her Restricted Share Award that have not vested as of the effective date of such termination as set forth in the Restricted Share Award Agreement and (ii) any portion of his or her RSU Award that has not vested will be forfeited upon the effective date of such termination and the Participant will have no further right, title or interest in the

RSU Award, the Ordinary Shares issuable or deliverable pursuant to the RSU Award, or any consideration in respect of the RSU Award.
(v)    Dividends and Dividend Equivalents. To the extent permitted by Applicable Law, dividends or dividend equivalents may be paid or credited, as applicable, with respect to any Ordinary Shares subject to a Restricted Share Award or RSU Award, as determined by the Board or specified in the Award Agreement.
(iv)    Settlement of RSU Awards. A RSU Award may be settled by the delivery of Ordinary Shares or cash (or any combination thereof) or in any other form of payment, as determined by the Board or specified in the RSU Award Agreement. At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award.
(b)    Performance Awards. With respect to any Performance Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Award, and the measure of whether and to what degree such Performance Goals have been attained will be determined by the Board. The Board shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Performance Awards satisfy all requirements of Applicable Law. In addition, the Board may specify that any other Award shall constitute a Performance Award by conditioning the vesting of the Award, the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon attainment of such Performance Goals as may be specified by the Board.
(c)    Other Awards. Other Awards may be granted either alone or in addition to Awards provided for under Section 4 and the preceding provisions of this Section 5. Subject to the provisions of the Plan, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of Ordinary Shares (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.
6.    ADJUSTMENTS UPON CHANGES IN SHARE CAPITAL; OTHER CORPORATE EVENTS.
(a)    Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board may appropriately and proportionately adjust: (i) the type and maximum number of Ordinary Shares (or other securities) subject to the Plan and the Share Reserve, (ii) the type and maximum number of Ordinary Shares (or other securities) that may be issued or delivered pursuant to the exercise of Incentive Stock Options pursuant to Section 2(b), and (iii) the type and number of Ordinary Shares (or other securities) and exercise price, strike price or purchase price of Ordinary Shares subject to outstanding Awards, and the other terms and conditions of any outstanding Awards, including the Performance Criteria and Performance Goals of any Performance Awards. The Board's adjustments (if any) shall be final, binding and conclusive. Notwithstanding the foregoing, no fractional Ordinary Shares or rights thereto shall be created in order to implement any Capitalization Adjustment. The Board may determine an appropriate equivalent benefit, if any, for any fractional Ordinary Shares or rights thereto that might be created by the adjustments referred to in the preceding provisions of this Section.
(b)    Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company (other than in the context of a Corporate Transaction), all outstanding Awards (other than Awards consisting of vested and outstanding Ordinary Shares not subject to the Company’s repurchase right) will terminate immediately prior to the completion of such dissolution or liquidation, and the Ordinary Shares subject to the Company’s repurchase right may be repurchased by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service, provided, however, that the Board may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
(c)    Corporate Transaction. The following provisions will apply to Awards in the event of a Corporate Transaction. Except as set forth in Section 11, and unless otherwise provided in the Award Agreement or any other written agreement between the Company and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award, and notwithstanding any other provision of the Plan, in the event of a Corporate Transaction, each Award shall terminate and be cancelled to the extent not vested or exercised prior to the effective time of the Corporate Transaction unless the Board elects to take one or more of the following actions with respect to such Award:
(i)    arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Award or to substitute a similar award for the Award (including, but not limited to, an award to acquire the same consideration paid to the shareholders of the Company pursuant to the Corporate Transaction);
(ii)    arrange for the assignment of any repurchase rights held by the Company in respect of Ordinary Shares delivered pursuant to the Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);
(iii)    accelerate the vesting, in whole or in part, of the Award (and, if applicable, the time at which the Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Corporate Transaction, which exercise is contingent upon the effectiveness of such Corporate Transaction;
(iv)    arrange for the lapse, in whole or in part, of any repurchase rights held by the Company with respect to the Award;
(v)    cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash or other consideration or no consideration as the Board, in its sole discretion, may consider appropriate; and
(vi)    make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price (if any) payable by such holder in connection with such exercise. For clarity, this payment may be zero if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of Ordinary Shares in connection with the Corporate Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.
The Board need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of an Award.

(d)    Appointment of Shareholder Representative. As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a shareholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration. By accepting an Award, each Participant grants a power of attorney to the Company to exercise, sell, assign or otherwise dispose of on behalf of the Participant such Participant’s Awards or of the Shares acquired upon the exercise, vesting or settlement of Awards, in order to comply with and give full force and effect to the provisions of this Section 6.
(e)    No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance or delivery of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of shares or of options, rights or options to purchase shares or of bonds, debentures, preferred or prior preference shares whose rights are superior to or affect the Ordinary Shares or the rights thereof or which are convertible into or exchangeable for Ordinary Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
7.    GENERAL PROVISIONS APPLICABLE TO AWARDS.
(a)    Termination of Continuous Service. The Board may provide in any Award Agreement the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid, forfeited or repurchased in the event a Participant’s Continuous Service terminates prior to the vesting, exercise or settlement of such Award or the end of a Performance Period.
(b)    Consideration. Unless otherwise determined by the Board, in this Plan or in the Award Agreement, Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by Applicable Law.
(c)    Multiple Awards. Awards may, in the discretion of the Board, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(d)    Settlement and Deferrals. Subject to the terms of the Plan and to the extent permitted by Applicable Law, payments or transfers to be made by the Company upon the grant, exercise, vesting or settlement of an Award may be made in the form of cash, Ordinary Shares, other Awards, other property, net settlement or any combination thereof, as determined by the Board in its discretion, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Board. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.
(e)    Shareholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Ordinary Shares subject to such Award unless and until (i) such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the delivery of the Ordinary Shares subject to such Award is reflected in the records of the Company, including the entry of the Participant in the share register of the Company as shareholder with voting rights for such Ordinary Shares.
(f)    Transfer or Assignment of Awards; Issued Shares. Except as may be permitted by the Board or as expressly provided in the Plan or the Award Agreement, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant, except by will, by the applicable laws of descent and distribution or pursuant to Section 7(g) and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by the Participant or, if permissible under Applicable Law, by the Participant’s guardian or legal representative. After the vested shares subject to an Award have been delivered, or in the case of Restricted Share Awards and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of the Trading Policy, any other policy of the Company or any of its Affiliates, and Applicable Law. The Board may determine that any Award must be held in a restricted depository account as designated by the Board.
(g)    Designation of Beneficiary. A Participant may designate a Beneficiary or change a previous Beneficiary designation at such times prescribed by the Board by using forms and following procedures approved or accepted by the Board for that purpose.
(h)    Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(i)    Restrictions in Award Agreement. Without limiting the generality of Section 7(j), the Board may specify in an Award Agreement that the Participant’s rights, payments or benefits with respect to an Award are subject to restrictions with respect to non-competition, confidentiality and other restrictive covenants, or requirements to comply with minimum share ownership requirements, as it deems necessary or appropriate in its sole discretion.
(j)    Reduction, Cancellation, Forfeiture or Recoupment. The Board may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, repurchase or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include (i) a termination of Continuous Service for Cause (and, in the case of any Cause that is resulting from an indictment or other non-final determination, the Board may provide for such Award to be held in escrow or abeyance until a final resolution of the matters related to such event occurs, at which time the Award shall either be reduced, cancelled or forfeited (as provided in such Award Agreement) or remain in effect, depending on the outcome), (ii) violation of material policies, (iii) voluntary termination of employment by the Participant, (iv) other termination of the Participant’s employment as a “bad leaver,” (v) breach of non-competition, confidentiality or other restrictive covenants that may apply to the Participant, or (vi) other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

(k)    Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the applicable listing standards or Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law.
8.    ADMINISTRATION.
(a)    Administration by Board. The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees in accordance with subsection (c) below. The Board or the Committee may appoint a Plan Administrator.
(b)    Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)    To determine from time to time: (1) which of the persons eligible under the Plan will be granted Awards; (2) when and how each Award will be granted; (3) what type or combination of types of Award will be granted; (4) the terms and conditions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive Ordinary Shares or other payment pursuant to an Award; (5) the number of Ordinary Shares or cash equivalent with respect to which an Award will be granted to each such person; (6) the Fair Market Value applicable to an Award; and (7) the terms and conditions of any Performance Award that is not valued in whole or in part by reference to, or otherwise based on, the Ordinary Shares, including the amount of cash payment or other property that may be earned and the timing of payment.
(ii)    To determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Ordinary Shares, other Awards, other property, net settlement (including cashless exercise) or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended.
(iii)    To determine whether, to what extent and under what circumstances cash, Ordinary Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Board.
(iv)    To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.
(v)    To settle all controversies regarding the Plan and Awards granted under it.
(vi)    To accelerate the time at which an Award may first be exercised, the time during which an Award may be exercised, or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it may be exercised or will vest.
(vii)    To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days (or such longer period as is then customary or required under Applicable Law) prior to the consummation of any pending share dividend, share split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Ordinary Shares or the share price of the Ordinary Shares including any Corporate Transaction, for reasons of administrative convenience.

(viii)    To suspend or terminate the Plan at any time. Suspension or termination of the Plan will not Materially Impair rights and obligations under any Award granted while the Plan is in effect except with the consent of the affected Participant.
(ix)    To amend the Plan in any respect the Board deems necessary or advisable; provided, however, that shareholder approval will be required for any amendment to the extent required by Applicable Law. Except as provided above, rights under any Award granted before amendment of the Plan will not be Materially Impaired by any amendment of the Plan except with the consent of the affected Participant.
(x)    To submit any amendment to the Plan for shareholder approval (if required).
(xi)    To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment except with the consent of the affected Participant.
(xii)    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and/or its Affiliates and that are not in conflict with the provisions of the Plan or Awards.
(xiii)    To adopt such rules, procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, Employees, Directors or Consultants who are non-U.S. or U.S. nationals or employed outside or within the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant jurisdiction).
(xiv)    To effect, at any time and from time to time, subject to the consent of any Participant whose Award is Materially Impaired by such action, (1) the reduction of the exercise price (or strike price) of any outstanding Option or SAR; (2) the cancellation of any outstanding Option or SAR and the grant in substitution therefor of (A) a new Option, SAR, Restricted Share Award, RSU Award or Other Award, under the Plan or another equity plan of the Company, covering the same or a different number of Ordinary Shares, (B) cash and/or (C) other valuable consideration (as determined by the Board); or (3) any other action that is treated as a repricing under generally accepted accounting principles.
(c)    Delegation to Committee.
(i)    General. The Board may delegate some or all of the administration of the Plan (including some or all of its powers under subsection (b) above) to a Committee or Committees, in which case the Committee will have the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to sub-delegate to another Committee or a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board and each Committee may retain the authority to concurrently administer the Plan with the Committee or subcommittee to which it has delegated its authority hereunder and may, at any time, revest in the Board or such Committee some or all of the powers previously delegated.

(ii)    Rule 16b-3 Compliance. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.
(d)    Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or any Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
(e)    Delegation to an Officer. The Board or any Committee may delegate to one or more Officers the authority to do one or both of the following to the extent permitted by Applicable Law: (i) designate Employees who are not Officers and Consultants to be recipients of Awards and the terms and conditions thereof, and (ii) determine the number of Ordinary Shares to be subject to such Awards granted to such Employees or Consultants; provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation will specify the total number of Ordinary Shares that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) the authority to determine the Fair Market Value.
(9)    TAX WITHHOLDING
(a)    Withholding Authorization. As a condition to acceptance of any Award under the Plan, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agree to make adequate provision for (including), any sums required to satisfy any federal, state, or local tax or social insurance or security contribution withholding obligations of the Company or an Affiliate, if any, which arise in connection with the grant, exercise, vesting or settlement of such Award, as applicable. Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue or deliver Ordinary Shares subject to an Award, unless and until such obligations are satisfied. Each Participant shall be responsible for the necessary declarations required under applicable tax laws. The Company and its Affiliates shall have the right to notify the tax authorities of the grant, exercise, vesting and settlement of any Award if so required by Applicable Law.
(b)    Satisfaction of Withholding Obligation. To the extent permitted by the terms of an Award Agreement, the Company or any Affiliate may, in its sole discretion, satisfy any federal, state, or local tax or social insurance or security withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding Ordinary Shares from the Ordinary Shares issued or delivered or otherwise issuable or deliverable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) allowing a Participant to effectuate a cashless exercise, (vi) forfeiting outstanding Awards, (vii) selling on behalf of the Participant any of the Ordinary Shares to which he or she is entitled under any Award and retain the sale proceeds, or (viii) by such other method as may be set forth in the Award Agreement or deemed necessary or appropriate by the Board.

(c)    No Obligation to Notify or Minimize Taxes; No Liability to Claims. Except as required by Applicable Law, the Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or SAR granted under the Plan is exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Ordinary Shares on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR granted under the Plan, each Participant agrees not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the U.S. Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Ordinary Shares on the date of grant as subsequently determined by the U.S. Internal Revenue Service.
(d)    Withholding Indemnification. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.
10.    MISCELLANEOUS.
(a)    Source of Shares. The shares to be delivered under the Plan may be Ordinary Shares issued out of the Company’s conditional or authorized share capital or otherwise, or Ordinary Shares repurchased by the Company or any Affiliate on the open market or otherwise, or held in treasury by the Company or any Affiliate. In its sole discretion, the Company or any of its Affiliates or any person appointed by any of them may, in its own name or in the name of a Participant and on behalf of a Participant, subscribe for such Ordinary Shares, pay in the issue price and do any other action to create such Ordinary Shares or direct the Participant to do so. Any Ordinary Shares delivered pursuant to an Award shall be issued as fully paid shares, and the exercise, strike, purchase and/or subscription price per share pursuant to any Award, if applicable, shall always be at least equal to or greater than the nominal value per share. No fractional shares shall be issued or delivered pursuant to the Plan or any Award, and the Board shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional shares, or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
(b)    No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affect the right of the Company or an Affiliate to terminate without regard to any future vesting opportunity that a Participant may have with respect to any Award (i) the employment of an Employee with or without notice and with or without Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii)

the service of a Director pursuant to the mandate agreement with the Company (if any), the Articles of Association and Applicable Law. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.
(c)    No Rights of Continuous Award Grants. No Participant or other person shall have any claim to be granted any Award and the grant of any Awards to the Participants in the future is in the sole discretion of the Board in accordance with the terms of the Plan from time to time. The establishment of this Plan, the granting of Awards pursuant to the Plan, the payment of any benefits pursuant to the Plan, or any action of the Company or any Affiliate, the Board or the Committee are not intended to and shall not be held or construed to confer upon any Participant any right (legal or otherwise) to the continued grant of Awards. There is no obligation for uniformity of treatment of Participants under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant, including as necessary or desirable to recognize differences in local law, tax policy or custom.
(d)    Execution of Additional Documents. As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Plan Administrator’s request.
(e)    Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Ordinary Shares shall be determined by the Company.
(f)    Securities Law Compliance. A Participant will not be issued or delivered any shares in respect of an Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance or delivery would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other Applicable Law governing the Award, and a Participant will not receive such shares if the Company determines that such receipt would not be in material compliance with Applicable Law.
(g)    Effect on Other Employee Benefit Plans. The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any severance, pension, retirement, savings, profit sharing, group insurance, welfare or other employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company's or any Affiliate's employee benefit plans.
(h)    Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with the requirements of Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the Ordinary Shares are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.
(i)    Choice of Law and Jurisdiction. The formation, existence, construction, performance, validity and all aspects whatsoever of this Plan, any Award Agreement and any Award granted thereunder, including any rights and obligations arising out of or in connection with the same, and any controversy arising out of or relating to this Plan, any Award Agreement and any Award granted thereunder, shall be governed by, and construed in accordance with, the substantive laws of Switzerland, without regard to conflict of law principles that would result in any application of any law other than the laws of Switzerland. The exclusive place of jurisdiction for any dispute arising out of or in connection with this Plan or any Award Agreement and any Award granted thereunder shall be Basel, Switzerland.
11.    ADDITIONAL RULES FOR AWARDS SUBJECT TO SECTION 409A.
(a)    Application. Unless the provisions of this Section of the Plan are expressly superseded by the provisions in the form of Award Agreement, the provisions of this Section shall apply and shall supersede anything to the contrary set forth in the Award Agreement for a Non-Exempt Award.
(b)    Non-Exempt Awards Subject to Non-Exempt Severance Arrangements. To the extent a Non-Exempt Award is subject to Section 409A due to application of a Non-Exempt Severance Arrangement, the following provisions of this subsection (b) apply.
(i)    If the Non-Exempt Award vests in the ordinary course during the Participant’s Continuous Service in accordance with the vesting schedule set forth in the Award Agreement, and does not accelerate vesting under the terms of a Non-Exempt Severance Arrangement, in no event will the shares be issued in respect of such Non-Exempt Award any later than the later of: (i) December 31st of the calendar year that includes the applicable vesting date, or (ii) the 60th day that follows the applicable vesting date.
(ii)    If vesting of the Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with the Participant’s Separation from Service, and such vesting acceleration provisions were in effect as of the date of grant of the Non-Exempt Award and, therefore, are part of the terms of such Non-Exempt Award as of the date of grant, then the shares will be earlier issued in settlement of such Non-Exempt Award upon the Participant’s Separation from Service in accordance with the terms of the Non-Exempt Severance Arrangement, but in no event later than the 60th day that follows the date of the Participant’s Separation from Service. However, if at the time the shares would otherwise be issued the Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of such Participant’s

Separation from Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.
(iii)    If vesting of a Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with a Participant’s Separation from Service, and such vesting acceleration provisions were not in effect as of the date of grant of the Non-Exempt Award and, therefore, are not a part of the terms of such Non-Exempt Award on the date of grant, then such acceleration of vesting of the Non-Exempt Award shall not accelerate the issuance date of the shares, but the shares shall instead be issued on the same schedule as set forth in the Award Agreement as if they had vested in the ordinary course during the Participant’s Continuous Service, notwithstanding the vesting acceleration of the Non-Exempt Award. Such issuance schedule is intended to satisfy the requirements of payment on a specified date or pursuant to a fixed schedule, as provided under Treasury Regulations Section 1.409A-3(a)(4).
(c)    Treatment of Non-Exempt Awards Upon a Corporate Transaction for Employees and Consultants. The provisions of this subsection (c) shall apply and shall supersede anything to the contrary set forth in the Plan with respect to the permitted treatment of any Non-Exempt Award in connection with a Corporate Transaction if the Participant was either an Employee or Consultant upon the applicable date of grant of the Non-Exempt Award.
(i)    Vested Non-Exempt Awards. The following provisions shall apply to any Vested Non-Exempt Award in connection with a Corporate Transaction:
(1)    If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Vested Non-Exempt Award. Upon the Section 409A Change in Control the settlement of the Vested Non-Exempt Award will automatically be accelerated and the shares will be immediately issued in respect of the Vested Non-Exempt Award. Alternatively, the Company may instead provide that the Participant will receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control.
(2)    If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute each Vested Non-Exempt Award. The shares to be issued in respect of the Vested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of the Fair Market Value of the shares made on the date of the Corporate Transaction.
(ii)    Unvested Non-Exempt Awards. The following provisions shall apply to any Unvested Non-Exempt Award unless otherwise determined by the Board pursuant to subsection (e) of this Section.
(1)    In the event of a Corporate Transaction, the Acquiring Entity shall assume, continue or substitute any Unvested Non-Exempt Award. Unless otherwise determined by the Board, any Unvested Non-Exempt Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of any Unvested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate

Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value of the shares made on the date of the Corporate Transaction.
(2)    If the Acquiring Entity will not assume, substitute or continue any Unvested Non-Exempt Award in connection with a Corporate Transaction, then such Award shall automatically terminate and be forfeited upon the Corporate Transaction with no consideration payable to any Participant in respect of such forfeited Unvested Non-Exempt Award. Notwithstanding the foregoing, to the extent permitted and in compliance with the requirements of Section 409A, the Board may in its discretion determine to elect to accelerate the vesting and settlement of the Unvested Non-Exempt Award upon the Corporate Transaction, or instead substitute a cash payment equal to the Fair Market Value of such shares that would otherwise be issued to the Participant, as further provided in subsection (e)(ii) below. In the absence of such discretionary election by the Board, any Unvested Non-Exempt Award shall be forfeited without payment of any consideration to the affected Participants if the Acquiring Entity will not assume, substitute or continue the Unvested Non-Exempt Awards in connection with the Corporate Transaction.
(3)    The foregoing treatment shall apply with respect to all Unvested Non-Exempt Awards upon any Corporate Transaction, and regardless of whether or not such Corporate Transaction is also a Section 409A Change in Control.
(d)    Treatment of Non-Exempt Awards Upon a Corporate Transaction for Non-Employee Directors. The following provisions of this subsection (d) shall apply and shall supersede anything to the contrary that may be set forth in the Plan with respect to the permitted treatment of a Non-Exempt Director Award in connection with a Corporate Transaction.
(i)    If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Non-Exempt Director Award. Upon the Section 409A Change in Control the vesting and settlement of any Non-Exempt Director Award will automatically be accelerated and the shares will be immediately issued to the Participant in respect of the Non-Exempt Director Award. Alternatively, the Company may provide that the Participant will instead receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control pursuant to the preceding provision.
(ii)    If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute the Non-Exempt Director Award. Unless otherwise determined by the Board, the Non-Exempt Director Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of the Non-Exempt Director Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value made on the date of the Corporate Transaction.
(e)    If the RSU Award is a Non-Exempt Award, then the provisions in this Section 11(e) shall apply and supersede anything to the contrary that may be set forth in the Plan or the Award Agreement with respect to the permitted treatment of such Non-Exempt Award:

(i)    Any exercise by the Board of discretion to accelerate the vesting of a Non-Exempt Award shall not result in any acceleration of the scheduled issuance dates for the shares in respect of the Non-Exempt Award unless earlier issuance of the shares upon the applicable vesting dates would be in compliance with the requirements of Section 409A.
(ii)    The Company explicitly reserves the right to earlier settle any Non-Exempt Award to the extent permitted and in compliance with the requirements of Section 409A, including pursuant to any of the exemptions available in Treasury Regulations Section 1.409A-3(j)(4)(ix).
(iii)    To the extent the terms of any Non-Exempt Award provide that it will be settled upon a Change in Control or Corporate Transaction, to the extent it is required for compliance with the requirements of Section 409A, the Change in Control or Corporate Transaction event triggering settlement must also constitute a Section 409A Change in Control. To the extent the terms of a Non-Exempt Award provides that it will be settled upon a termination of employment or termination of Continuous Service, to the extent it is required for compliance with the requirements of Section 409A, the termination event triggering settlement must also constitute a Separation From Service. However, if at the time the shares would otherwise be issued to a Participant in connection with a “separation from service” such Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of the Participant’s Separation From Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.
(iv)    The provisions in this subsection (e) for delivery of the shares in respect of the settlement of a RSU Award that is a Non-Exempt Award are intended to comply with the requirements of Section 409A so that the delivery of the shares to the Participant in respect of such Non-Exempt Award will not trigger the additional tax imposed under Section 409A, and any ambiguities herein will be so interpreted.
12.    CONFIDENTIALITY AND DATA PROTECTION.
(a)    Confidentiality. No Participant shall disclose to any third party any information on the rules of this Plan, on the amount or conditions of his or her Award, or on any other circumstances surrounding this Plan, in each case unless the Participant is required to do so by a competent court or administrative authority under Applicable Law.
(b)    Data Protection. The Company and its Affiliates hold personal information provided by Participants or by third parties, such as name, date of birth, account information, social security number, tax number and contact information, and process the Participants’ personal data for the Company’s and any Affiliates’ legitimate business purposes in relation to the Plan and the Awards and as further reasonably necessary for all purposes relating to the operation and performance of the Plan. These are:
(i)    administering and maintaining Participant records;
(ii)    providing the services described in the Plan;
(iii)    providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which the Participant works; and
(iv)    responding to public authorities, court orders and legal investigations, as applicable.

(c)    The Company and any Affiliate may share the Participants’ personal data with third parties, including in particular (i) Affiliates, (ii) trustees of any employee benefit trust, (iii) registrars, (iv) brokers, (v) third party administrators of the Plan, (vi) service providers retained by the Company or any Affiliate, or (vii) regulators and others, as required by Applicable Law.
(d)    If necessary, the Company and any Affiliate may transfer the personal data of a Participant to any of the parties mentioned above in any country or territory that may not provide the same protection for the information as such Participant’s home country. Any transfer of the Participant’s personal data from Switzerland or a country within the EU or the EEA to a third country is subject to appropriate safeguards in the form of EU standard contractual clauses (according to decisions 2001/497/EC, 2004/915/EC, 2010/87/EU) or applicable derogations provided for under Applicable Law.
(e)    The Company and its Affiliates will keep personal information for as long as necessary to operate the Plan or as necessary to comply with any legal or regulatory requirements.
(f)    Further details pertaining to the processing of personal data of the Participant may be included in privacy policies and similar documents, as may be published or otherwise made available by the Company or any Affiliate from time to time.
13.    SEVERABILITY.
If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
14.    TERMINATION OF THE PLAN.
The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the Effective Date shareholders. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
15.    DEFINITIONS.
As used in the Plan, the following definitions apply to the capitalized terms indicated below:
(a)    “Acquiring Entity” means the surviving or acquiring corporation (or its parent company) in connection with a Corporate Transaction.
(b)    “Adoption Date” means the date the Plan is first approved by the Board.
(c)    “Affiliate” means, at the time of determination, (i) any entity that, directly or indirectly, is controlled by, controlling or under the same control as the Company, (ii) any entity in which the Company, directly or indirectly, has a significant equity interest, in each case as determined by the Committee and (iii) any other entity which the Committee determines should be treated as an “Affiliate.
(d)    “Applicable Law” means the Swiss Code of Obligations, the Code and any applicable securities, federal, state, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, circular, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market or the Financial Industry Regulatory Authority).
(e)    “Articles of Association” means the articles of association of the Company, as amended from time to time.
(f)    “Award” means any right to receive Ordinary Shares, cash or other property granted under the Plan (including an Incentive Stock Option, an Ordinary Option, a Restricted Share Award, a RSU Award, a SAR, a Performance Award or any Other Award).
(g)    “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.
(h)    “Board” means the board of directors of the Company.
(i)    “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Ordinary Shares subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, split-up, spin-off, reorganization, recapitalization, reincorporation, share dividend, dividend in property other than cash, large nonrecurring cash dividend, share split, reverse share split, liquidating dividend, combination of shares, exchange or repurchase of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(j)    “Cause” has the meaning ascribed to such term in the Award Agreement or any other written agreement between the Participant and the Company or any Affiliate defining such term and, in the absence of such agreement or an express definition thereof included in such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or intentional falsification of any Company or Affiliate documents or records; (ii) the Participant’s material failure to abide by the Company’s Code of Conduct or other policies of the Company or any Affiliate, as applicable (including, without limitation, policies relating to confidentiality and reasonable workplace conduct and policies); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company or any of its Affiliates (including, without limitation, the Participant’s improper use or disclosure of Company or Affiliate confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on the Company’s or its Affiliate’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company (or its Affiliate, as applicable) of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and the Company (or its Affiliate, as applicable), which breach is not cured pursuant to the terms of such agreement, or, if applicable, any other action or event that qualifies as a valid reason as defined in article 337 of the Swiss Code of Obligations; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with the Company (or its Affiliate, as applicable). Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company, any Affiliate or such Participant for any other purpose.

(k)    “Change in Control” or “Change of Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events; provided, however, to the extent necessary to avoid adverse personal income tax consequences to the Participant in connection with an Award, it also constitutes a Section 409A Change in Control:
(i)    any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;
(ii)    there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii)    the shareholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;
(iv)    there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by shareholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
(v)    individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.
(l)    “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(m)    “Committee” means any committee of one or more Directors to whom authority has been delegated by the Board or sub-delegated by another Committee in accordance with the Plan.
(n)    “Company” means VectivBio Holding AG, a Swiss corporation with registered office in Basel, Switzerland and company identification number CHE-289.024.902, and any successor corporation thereto.
(o)    “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(p)    “Continuous Service” means that (i) in the case of an Employee, the Participant’s employment relationship is not interrupted or has not ceased or terminated such that the Participant is still an Employee, (ii) in the case of a Director, the Participant is serving as a member of the Board, or (iii) in the case of a Consultant, the Participant’s performance of service for the Company or an Affiliate is not interrupted or has not terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s employment or service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by Applicable Law. In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under U.S. Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(q)    “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)    a sale or other disposition of all or substantially all, as determined by the Board, of the consolidated assets of the Company and its Subsidiaries;
(ii)    a sale or other disposition of at least 50% of the outstanding securities of the Company;
(iii)    a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv)    a merger, consolidation or similar transaction following which the Company is the surviving corporation but the Ordinary Shares outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
(r)    “Director” means a member of the Board.
(s)    “determine” or “determined” means as determined by the Board in its sole discretion.
(t)    “Disability” means, with respect to a Participant, such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(u)    “Effective Date” means the date of execution of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Ordinary Shares, pursuant to which the Ordinary Shares are priced for the initial public offering.
(v)    “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(w)    “Employer” means the Company or the Affiliate that employs the Participant.
(x)    “Entity” means a corporation, partnership, limited liability company or other entity.
(y)    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(z)    “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their Ownership of shares of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(aa)    “Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Ordinary Shares (as determined on a per share or aggregate basis, as applicable) determined as follows:
(i)    If the Ordinary Shares are listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such shares as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Ordinary Shares) on the date of determination, as reported in a source the Board deems reliable.
(ii)    If there is no closing sales price for the Ordinary Shares on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.
(iii)    In the absence of such markets for the Ordinary Shares, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code (if applicable).
(bb)    “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) Swiss or other federal, state, local, municipal, or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the Nasdaq Stock Market, and the Financial Industry Regulatory Authority).
(cc)     “Incentive Stock Option” means an option granted pursuant to Section 4 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(dd)     “Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant's rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, including if the Participant is appropriately compensated by grants of other Awards, a cash payment or otherwise. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised, (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other Applicable Laws.
(ee)    “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to

Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(ff)    “Non-Exempt Award” means any Award that is subject to, and not exempt from, Section 409A, including as the result of (i) a deferral of the issuance of the shares subject to the Award which is elected by the Participant or imposed by the Company or (ii) the terms of any Non-Exempt Severance Agreement.
(gg)    “Non-Exempt Director Award” means a Non-Exempt Award granted to a Participant who was a Director but not an Employee on the applicable grant date.
(hh)    “Non-Exempt Severance Arrangement” means a severance arrangement or other agreement between the Participant and the Company that provides for acceleration of vesting of an Award and issuance of the shares in respect of such Award upon the Participant’s termination of employment or separation from service (as such term is defined in Section 409A(a)(2)(A)(i) of the Code (and without regard to any alternative definition thereunder) (“Separation from Service”) and such severance benefit does not satisfy the requirements for an exemption from application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(4), 1.409A-1(b)(9) or otherwise.
(ii)    “Officer” means a person who is a member of the executive committee of the Company.
(jj)    “Option” means an Incentive Stock Option or an Option.
(kk)    “Option Agreement” means a written agreement between the Company and the Optionholder evidencing the terms and conditions of the Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.
(ll)    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(mm)    “Ordinary Option” means any option granted pursuant to Section 4 of the Plan that does not qualify as an Incentive Stock Option.
(nn)    “Ordinary Shares” means registered ordinary shares of the Company.
(oo)    “Other Award” means an award valued in whole or in part by reference to, or otherwise based on, Ordinary Shares, including the appreciation in value thereof (e.g., options or share rights with an exercise price or strike price less than 100% of the Fair Market Value at the time of grant) that is not an Incentive Stock Options, Option, SAR, Restricted Share Award, RSU Award or Performance Award.
(pp)    “Other Award Agreement” means a written agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant. Each Other Award Agreement will be subject to the terms and conditions of the Plan.
(qq)    “Own,” “Owned,” “Owner,” “Ownership” means that a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(rr)    “Participant” means an Employee, Director or Consultant to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(ss)    “Performance Award” means an Award that may vest or may be exercised or a cash award that may vest or become earned and paid contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted under the terms and conditions of Section 5(b) pursuant to such terms and conditions as are approved by the Board. In addition, to the extent permitted by Applicable Law and set forth in the applicable Award Agreement, the Board may determine that cash or other property may be used in payment of Performance Awards. Performance Awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the Ordinary Shares.
(tt)    “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: earnings (including earnings per share and net earnings); earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; total shareholder return; return on equity or average shareholder’s equity; return on assets, investment, or capital employed; share price; margin (including gross margin); income (before or after taxes); operating income; operating income after taxes; pre-tax profit; operating cash flow; sales or revenue targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added (or an equivalent metric); market share; cash flow; cash flow per share; share price performance; debt reduction; customer satisfaction; shareholders’ equity; capital expenditures; debt levels; operating profit or net operating profit; workforce diversity; growth of net income or operating income; billings; pre-clinical or clinical development related compound goals; financing; regulatory milestones, including approval of a compound; shareholder liquidity; corporate governance and compliance; product commercialization; intellectual property; personnel matters; progress of internal research or clinical programs; progress of partnered programs; partner satisfaction; budget management; clinical achievements; completing phases of a clinical study (including the treatment phase); announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally; timely completion of clinical trials; submission of INDs and NDAs and other regulatory achievements; partner or collaborator achievements; internal controls, including those related to the Sarbanes-Oxley Act of 2002; research progress, including the development of programs; investor relations, analysts and communication; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; individual performance goals; corporate development and planning goals; and other measures of performance selected by the Board.
(uu)    “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, or on an individual basis, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board may make adjustments in the method of calculating the attainment of Performance

Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” or “extraordinary” in nature or occur “infrequently”; (6) to exclude the dilutive effects of acquisitions, joint ventures or share issuances; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding Ordinary Shares of the Company by reason of any share dividend or split, share repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to shareholders other than regular cash dividends; (9) to exclude the effects of share-based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement or the written terms of a Performance Cash Award.
(vv)    “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting or exercise of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.
(ww)    “Plan” means this VectivBio Holding AG 2021 Equity Incentive Plan, as amended from time to time.
(xx)    “Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day to day operations of the Plan.
(yy)    “Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 4(g).
(zz)    “Prior Plan” means the Company’s Equity Incentive Plan 2020 and Equity Incentive Plan 2019 and any restricted share purchase agreements entered into by the Company prior to the Effective Date.
(aaa)    “Restricted Share Award” or “RSA” means an Award of Ordinary Shares which is granted pursuant to the terms and conditions of Section 5(a).
(bbb)    “Restricted Share Award Agreement” means a written agreement between the Company and a holder of a Restricted Share Award evidencing the terms and conditions of a Restricted Share Award grant. Each Restricted Share Award Agreement will be subject to the terms and conditions of the Plan.
(ccc)    “Retirement” means retirement at or after the attainment of retirement age pursuant to Applicable Law or a retirement plan of, or a retirement agreement with, the Company or an Affiliate.
(ddd)    “Returning Shares” means shares subject to outstanding equity awards granted under the Prior Plan and that following the Effective Date: (A) are not issued or delivered because such equity award or any portion thereof expires or otherwise terminates without all of the shares covered by such equity award having been issued; (B) are not issued or delivered because such equity award or any portion thereof is settled in cash; (C) are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares; (D) are withheld or repurchased to satisfy the exercise, strike or purchase price; or (E) are withheld or repurchased to satisfy a tax withholding obligation.
(eee)    “RSU Award” or “RSU” means an Award of restricted share units representing the right to receive Ordinary Shares which is granted pursuant to the terms and conditions of Section 5(a).
(fff)    “RSU Award Agreement” means a written agreement between the Company and a holder of a RSU Award evidencing the terms and conditions of a RSU Award. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.
(ggg)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(hhh)    “Rule 405” means Rule 405 promulgated under the Securities Act.
(iii)    “Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder.
(jjj)    “Section 409A Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).
(kkk)    “Securities Act” means the U.S. Securities Act of 1933, as amended.
(lll)    “Share Reserve” means the number of shares available for issuance or delivery under the Plan as set forth in Section 2(a).
(mmm)    “Share Appreciation Right” or “SAR” means a right to receive the appreciation on Ordinary Shares that is granted pursuant to the terms and conditions of Section 4.
(nnn)    “SAR Agreement” means a written agreement between the Company and a holder of a SAR evidencing the terms and conditions of a SAR grant. Each SAR Agreement will be subject to the terms and conditions of the Plan.
(ooo)    “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding shares having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, shares of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.
(ppp)    “Ten Percent Shareholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or any Affiliate.

(qqq)    “Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain "window" periods and/or otherwise restricts the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.
(rrr)    “Unvested Non-Exempt Award” means the portion of any Non-Exempt Award that had not vested in accordance with its terms upon or prior to the date of any Corporate Transaction.
(sss)    “Vested Non-Exempt Award” means the portion of any Non-Exempt Award that had vested in accordance with its terms upon or prior to the date of a Corporate Transaction.

VECTIVBIO HOLDING AG
OPTION AGREEMENT
(2021 EQUITY INCENTIVE PLAN)
VectivBio Holding AG (the “Company”) has granted to you, effective as of the Date of Grant (as set forth below), such number of options as set forth below (the “Options”) pursuant to its 2021 Equity Incentive Plan (as amended from time to time, the “Plan”) under the terms and conditions set forth in this Option Agreement (the “Agreement”). Capitalized terms not explicitly defined herein but defined in the Plan shall have the meanings set forth in the Plan.
Option Grant:

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Options:
Each Option entitles you to purchase one Ordinary Share, subject to the terms and conditions of this Agreement.
Exercise Price (per Option):
Expiration Date:	[10th anniversary of the Date of Grant]
Type of Grant:    [Incentive Stock Options] OR [Ordinary Options]
Exercise and
Vesting Schedule:     Subject to your Continuous Service through each applicable vesting date, the Options will vest as follows:
[__________]
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The general terms and conditions applicable to your Options are as follows:
1.    GOVERNING PLAN DOCUMENT. Your Options are subject to the provisions of the Plan, which are incorporated herein by reference. Your Options are further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the Agreement and the provisions of the Plan, the provisions of the Plan shall control.

2.    EXERCISE.
(a)    You may generally exercise any vested Options for whole Ordinary Shares at any time during its term by delivery of (i) a notice of exercise in the form and with the content as prescribed by the Plan Administrator (the “Exercise Notice”) and other required documentation and (ii) payment in full of (A) the aggregate exercise price and (B) applicable withholding taxes and contributions to social security to be borne by you, as applicable (collectively, the “Payment Amount”) to the Plan Administrator in accordance with the exercise procedures established by the Plan Administrator, which may include an electronic submission. Please review the Plan, which may restrict or prohibit your ability to exercise your Options during certain periods. If the Committee or the Plan Administrator allows for an electronic exercise or the Plan or this Agreement provides for an automatic or deemed exercise of Options, you hereby exercise your Options in writing, but with effect as of your electronic exercise or the relevant automatic or deemed exercise. Notwithstanding the foregoing sentence, following any electronic exercise by you, the Plan Administrator may request that you deliver a confirmatory Exercise Notice in writing within the period demanded by the Plan Administrator (which can end after the Expiration Date, which would be deemed extended accordingly).
(b)    To the extent permitted by Applicable Law, you may pay the Payment Amount as follows, unless the Committee determines at any time that Ordinary Options shall be settled by a “net settlement” arrangement:
(i)    in cash, by check, by bank or wire transfer, by bank draft or money order;
(ii)    subject to Applicable Law and Company and/or Committee consent at the time of exercise, pursuant to a “cashless exercise” program if at the time of exercise the Ordinary Shares are publicly traded;
(iii)    subject to Applicable Law and Company and/or Committee consent at the time of exercise, if the Options are Ordinary Options, by a “net settlement” arrangement pursuant to which the Company will reduce the number of Ordinary Shares issuable or deliverable upon exercise by the largest whole number of Ordinary Shares with a Fair Market Value on the date of exercise that does not exceed the Payment Amount, provided that any remaining balance of the Payment Amount not satisfied by such net exercise is paid by you in cash or another permitted form of payment; or
(iv)    subject to Company and/or Committee consent at the time of exercise, in any other form of consideration that may be acceptable to the Committee.
(c)    [For Incentive Stock Options only: The Incentive Stock Options (together with any other outstanding Incentive Stock Options granted to you) cannot be first exercisable for more than
2.

$100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is an Ordinary Option.]
3.    TERM.
(a)    You may not exercise your Options before the commencement of its term or after its term expires. The term of your Options commences on the Date of Grant and expires upon the earliest of the following:
(i)    immediately upon the notice of termination of your Continuous Service for Cause;
(ii)    three months following the termination of your Continuous Service for any reason other than Cause, Disability, death or Retirement;
(iii)    12 months following the termination of your Continuous Service due to your Disability;
(iv)    18 months following your death if you die during your Continuous Service;
(v)    12 months following the termination of your Continuous Service due to your Retirement;
(vi)    immediately prior to a Corporate Transaction if the Board has determined that the Options will terminate in connection with a Corporate Transaction; or
(vii)    the Expiration Date indicated above.
Notwithstanding the foregoing, if you die during the period provided in Section 3(a)(ii), 3(a)(iii) or 3(a)(v)above, the term of your Options shall not expire until the earlier of (i) 18 months after your death, (ii) upon any termination of the Options in connection with a Corporate Transaction, (iii) the Expiration Date indicated above, or (iv) the 10th anniversary of the Date of Grant. Additionally, the Post-Termination Exercise Period of your Options may be extended as provided in the Plan.
(b)    [Only for Incentive Stock Options: To obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the date of grant of your Options and ending on the day three months before the date of your Options’ exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. If the Company provides for the extended exercisability of your Options under certain circumstances for your benefit, your Options will not necessarily be treated as an Incentive Stock Option if you exercise your Options more than three months after the date your employment terminates.]
(c)    In addition to the automatic exercise pursuant to Section 4(h) of the Plan, if you have not exercised your Options on the last day before the Expiration Date and the Fair Market Value on such date is greater than the exercise price then in effect, then your Options shall be deemed automatically exercised by a cashless exercise net settlement or as determined by the Board, immediately before its expiration, unless you have given written instruction as to the contrary.
3.

4.    SETTLEMENT. Subject to the provisions of this Agreement, provided that the Exercise Notice and Payment Amount are in form and substance satisfactory to the Company, the Company shall deliver to you, as soon as reasonably practicable after the applicable exercise date, the number of Ordinary Shares to be delivered upon exercise. Upon such delivery, such Ordinary Shares shall be fully assignable, saleable, transferable and otherwise alienable by you, provided that any such assignment, sale, transfer or other alienation with respect to such Ordinary Shares shall be in accordance with applicable securities laws and any applicable Company policy.
5.    RESPONSIBILITY FOR TAXES.
(a)    Regardless of any action taken by the Company or, if different, the Affiliate to which you provide Continuous Service (the “Service Recipient”) with respect to any income tax, social insurance or security contributions, payroll tax, fringe benefits tax, payment on account, or other tax-related items associated with the grant, vesting, exercise or settlement of the Options or sale of the underlying Ordinary Shares or other tax-related items related to your participation in the Plan and legally applicable or deemed applicable to you (the “Tax Liability”), you hereby acknowledge and agree that the Tax Liability is your ultimate responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. You further acknowledge that the Company and the Service Recipient (i) make no representations or undertakings regarding any Tax Liability in connection with any aspect of the Options or Ordinary Shares delivered upon exercise; and (ii) are under no obligation to structure the terms of the grant or any aspect of the Options to reduce or eliminate your Tax Liability or achieve a particular tax result. Further, if you are subject to Tax Liability in more than one jurisdiction, you acknowledge that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax Liability in more than one jurisdiction.
(b)    Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax Liability. As further provided in Section 9 of the Plan, you hereby authorize the Company and any applicable Service Recipient to satisfy any applicable withholding obligations with regard to the Tax Liability by one or a combination of the following methods: (i) causing you to pay any portion of the Tax Liability in cash or cash equivalent in a form acceptable to the Company and/or the Service Recipient; (ii) withholding from any compensation otherwise payable to you by the Company or the Service Recipient; (iii) withholding from the proceeds of the sale of Ordinary Shares issued or delivered upon exercise of the Options (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company, or by means of the Company acting as your agent to sell sufficient Ordinary Shares for the proceeds to satisfy such withholding requirements, on your behalf pursuant to this authorization without further consent); (iv) withholding Ordinary Shares otherwise issuable or deliverable to you upon the exercise of the Options, provided, however, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Board or the Company’s Compensation Committee; (v) withholding cash if the Options are settled in cash; (vi) forfeiting any outstanding Options; and/or (vii) any other method determined by the Company to be in compliance with Applicable Law. Furthermore, you agree to pay or reimburse the Company or the Service Recipient any amount the Company or the Service Recipient may be required to withhold, collect or pay as a result of your participation in the Plan or that cannot be satisfied by the means previously described. In the event it is determined that the amount of the Tax Liability was greater than the amount withheld by the Company and/or the Service Recipient (as applicable), you agree to indemnify and hold the Company and/or the Service Recipient (as applicable)
4.

harmless from any failure by the Company or the applicable Service Recipient to withhold the proper amount.
(c)    The Company and/or the Service Recipient may withhold or account for your Tax Liability by considering statutory withholding amounts or other withholding rates applicable in your jurisdiction(s), including (i) maximum applicable rates in your jurisdiction(s). In the event of over-withholding, you may receive a refund of any over-withheld amount in cash from the Company or the Service Recipient (with no entitlement to the Ordinary Share equivalent), or if not refunded, you may seek a refund from the local tax authorities. In the event of under-withholding, you may be required to pay any Tax Liability directly to the applicable tax authority or to the Company and/or the Service Recipient. If the Tax Liability withholding obligation is satisfied by withholding Ordinary Shares, for tax purposes, you are deemed to have been delivered the full number of Ordinary Shares subject to the exercised portion of the Options, notwithstanding that a number of the Ordinary Shares is held back solely for the purpose of paying such Tax Liability.
(d)    You acknowledge that you may not be able to exercise your Options even though the Options are vested, and that the Company shall have no obligation to issue or deliver Ordinary Shares until you have fully satisfied any applicable Tax Liability, as determined by the Company. Unless any withholding obligation for the Tax Liability is satisfied, the Company shall have no obligation to issue or deliver to you any Ordinary Shares in respect of the Options.
6.    [ONLY FOR INCENTIVE STOCK OPTIONS: INCENTIVE STOCK OPTION DISPOSITION REQUIREMENT. You must notify the Company in writing within 15 days after the date of any disposition of any of the Ordinary Shares issued or delivered upon exercise of your Options that occurs within two years after the date of your Option grant or within one year after such Ordinary Shares are transferred upon exercise of your Options.]
7.    NATURE OF GRANT. In accepting the Options, you acknowledge, understand and agree that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    the grant of the Options is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted in the past;
(c)    all decisions with respect to future Options or other grants, if any, will be at the sole discretion of the Company;
(d)    the Options and your participation in the Plan shall not create a right to employment or other service relationship with the Company;
(e)    the Options and your participation in the Plan shall not be interpreted as forming or amending an employment or service contract with the Company or the Service Recipient, and shall not interfere with the ability of the Company or the Service Recipient, as applicable, to terminate your Continuous Service (if any);
5.

(f)    you are voluntarily participating in the Plan and you have read and are familiar with the provisions of the Plan and this Agreement;
(g)    the Options and the Ordinary Shares subject to the Options, and the income from and value of same, are not intended to replace any pension rights or compensation;
(h)    the Options and the Ordinary Shares subject to the Options, and the income from and value of same, are not part of normal or expected compensation for purposes of, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;
(i)    unless otherwise agreed with the Company in writing, the Options and the Ordinary Shares subject to the Options, and the income from and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of an Affiliate;
(j)    the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Ordinary Shares, and that you should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan;
(k)    the future value of the underlying Ordinary Shares is unknown, indeterminable and cannot be predicted with certainty;
(l)    if the underlying Ordinary Shares do not increase in value after the grant date, the Options will have no value;
(m)    if you exercise the Options and acquire Ordinary Shares, the value of such Ordinary Shares may increase or decrease in value, even below the exercise price;
(n)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Options resulting from the termination of your Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of applicable employment laws in the jurisdiction where you are providing service or the terms of your employment or other service agreement, if any);
(o)    for purposes of your Options, your Continuous Service will be considered terminated as of the last day of your employment relationship;
(p)    you are required to take any additional action and execute any additional documents the Company may deem necessary or advisable to carry out or give effect to any of the obligations or restrictions imposed on either you or the Options; and
(q)    neither the Company nor the Service Recipient shall be liable for any foreign exchange rate fluctuation between your local currency and the [United States Dollar] that may affect the value of the Options or of any amounts due to you pursuant to exercise of the Options or the subsequent sale of any Ordinary Shares acquired upon exercise.
6.

8.    TRANSFERABILITY. Except as otherwise provided in the Plan, your Options is not transferable, except by will or by the applicable laws of descent and distribution, and is exercisable during your life only by you.
9.    NO LIABILITY FOR TAXES. As a condition to accepting the Options, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to any Tax Liability arising from the Options and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the Options and have either done so or knowingly and voluntarily declined to do so. Additionally, you acknowledge that the Options are exempt from Section 409A only if the exercise price is at least equal to the “fair market value” of the Ordinary Shares on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Options. Additionally, as a condition to accepting the Options, you agree not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise is less than the “fair market value” of the Ordinary Shares on the date of grant as subsequently determined by the Internal Revenue Service.
10.    OBLIGATIONS; RECOUPMENT. You hereby acknowledge that the grant of your Options is additional consideration for any obligations (whether during or after employment) that you have to the Company, its Affiliates and/or the Service Recipient not to compete, not to solicit its customers, clients or employees, not to disclose or misuse confidential information or similar obligations. Accordingly, if the Company and/or the Service Recipient reasonably determines that you breached such obligations, in addition to any other available remedy, the Company and/or the Service Recipient may, to the extent permitted by Applicable Law, recoup your Options or any income realized by you with respect to the exercise of your Options within two years of such breach. In addition, to the extent permitted by Applicable Law, this right to recoupment by the Company applies in the event that your employment is terminated for Cause or if the Company reasonably determines that circumstances existed that it could have terminated your employment for Cause.
11.    GOVERNING LAW AND JURISDICTION. The formation, existence, construction, performance, validity and all aspects whatsoever of this Agreement and your Options granted hereunder, including any rights and obligations arising out of or in connection with the same, are governed by, and construed in accordance with, the substantive laws of Switzerland, without regard to the conflict of law principles that would result in any application of any law other than the laws of Switzerland. The exclusive place of jurisdiction for any dispute arising out of or in connection with this Agreement and your Options granted hereunder shall be Basel, Switzerland.
12.    SEVERABILITY. If any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
13.    INDEBTEDNESS TO THE COMPANY. In the event that you have any loans, draws, advances or any other indebtedness owing to the Company at the time of exercise of all or a portion of the Options, the Company may deduct and not deliver that number of Ordinary Shares with a Fair Market Value subject to the Options equal to such indebtedness to satisfy all or a portion of such indebtedness, to
7.

the extent permitted by Applicable Law and in a manner consistent with Section 409A of the Code, if applicable.
14.    COMPLIANCE WITH LAW. Notwithstanding any other provision of the Plan or this Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the Ordinary Shares, the Company shall not be required to deliver any shares issuable or deliverable upon exercise of the Options prior to the completion of any registration or qualification of the shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. You understand that the Company is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Further, you agree that the Company shall have unilateral authority to amend the Agreement without your consent to the extent necessary to comply with securities or other laws applicable to issuance or delivery of Ordinary Shares.
15.    ELECTRONIC DELIVERY AND PARTICIPATION. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature irrespective of whether the relevant electronic signature has been issued by a provider recognized or accredited under applicable law or not) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.
16.    [APPENDIX. Notwithstanding any provisions in this Agreement, the Options shall be subject to any additional terms and conditions set forth in any Appendix for your country. Moreover, if you relocate to one of the countries included in the Appendix, the additional terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.]
17.    IMPOSITION OF OTHER REQUIREMENT. The Company reserves the right to impose other requirements on your participation in the Plan, on the Options and on any Ordinary Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
18.    ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Ordinary Shares and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of (i) other equity awards previously granted to you, and (ii) any written employment agreement, offer letter, or other written agreement between the Company and you in each case that specifies the terms that should govern these Options.
8.

19.    AMENDMENT AND WAIVER. No amendment or modification of any provision of this Agreement that has a material adverse effect on you shall be effective unless signed in writing by or on behalf of the Company and you; provided that the Company may amend or modify this Agreement without your consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. You acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other participant.
20.    INSIDER TRADING/MARKET ABUSE. You acknowledge that you may be subject to insider trading restrictions and/or market abuse laws which may affect your ability to exercise Options or receive, acquire, sell or otherwise dispose of Ordinary Shares. You are responsible for complying with any restrictions and should speak to your personal advisor on this matter.
21.    EXCHANGE CONTROL, FOREIGN ASSET/ACCOUNT AND/OR TAX REPORTING. Depending upon the country to which laws you are subject, you may have certain foreign asset/account and/or tax reporting requirements that may affect your ability to acquire or hold Ordinary Shares under the Plan or cash received from participating in the Plan (including from any dividends or sale proceeds arising from the sale of Ordinary Shares) in a brokerage or bank account outside your country of residence. Your country may require that you report such accounts, assets or transactions to the applicable authorities in your country. You also may be required to repatriate cash received from participating in the Plan to your country within a certain period of time after receipt. You are responsible for knowledge of and compliance with any such regulations and should speak with your personal tax, legal and financial advisors regarding same.
22.    OTHER DOCUMENTS. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act,. In addition, you acknowledge receipt of the Company’s Trading Policy.

VECTIVBIO HOLDING AG	OPTIONHOLDER:

By:	By:
Signature	Signature
Title:	Title:
Date:	Date:
Address:
9.

VECTIVBIO HOLDING AG
2021 EQUITY INCENTIVE PLAN
APPENDIX
TO OPTION AGREEMENT
TERMS AND CONDITIONS
This Appendix forms part of the Agreement and includes additional terms and conditions that govern the Options granted to you under the Plan if you reside and/or work in one of the jurisdictions listed below. Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or in the Option Agreement.
If you are a citizen or resident (or are considered as such for local law purposes) of a country other than the country in which you are currently residing and/or working, or if you relocate to another country after the grant of the Options, the Company shall, in its discretion, determine to what extent the additional terms and conditions contained herein shall be applicable to you.
NOTIFICATIONS
This Appendix may also include information regarding exchange controls and certain other issues of which you should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of January 2021. Such laws are often complex and change frequently. As a result, you should not rely on the information in this Appendix as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time you vest in or exercise the Options, acquire Ordinary Shares, or sell Ordinary Shares acquired under the Plan.
In addition, the information contained below is general in nature and may not apply to your particular situation. You should seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.
If you are a citizen or resident (or are considered as such for local law purposes) of a country other than the country in which you are currently residing and/or working, or if you relocate to another country after the grant of the Options, the notifications herein may not apply to you in the same manner.
10.

VECTIVBIO HOLDING AG
RSU AWARD AGREEMENT
(2021 EQUITY INCENTIVE PLAN)
VectivBio Holding AG (the “Company”) has awarded to you, effective as of the Date of Grant (as set forth below), such number of restricted share units (the “Restricted Share Units”) as set forth below (the “RSU Award”) pursuant to its 2021 Equity Incentive Plan (as amended from time to time, the “Plan”) under the terms and conditions set forth in this RSU Award Agreement (the “Agreement”). Capitalized terms not explicitly defined herein but defined in the Plan shall have the meanings set forth in the Plan.
RSU GRANT:

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Restricted Share Units:
Vesting Schedule:  Subject to your Continuous Service through each applicable vesting date, the Restricted Share Units will vest as follows:
[__________________________________________________________________].
Issuance Schedule: One (1) Ordinary Share will be issued or delivered for each Restricted Share Unit, which vests at the time set forth in Section 5.
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The general terms and conditions applicable to your RSU Award are as follows:

1.    GOVERNING PLAN DOCUMENT. Your RSU Award is subject to the provisions of the Plan, which are incorporated herein by reference. Your RSU Award is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the Agreement and the provisions of the Plan, the provisions of the Plan shall control.
2.    GRANT OF THE RSU AWARD. This RSU Award represents your right to receive on a future date the number of Ordinary Shares that is equal to the number of Restricted Share Units indicated above subject to your satisfaction of the vesting conditions set forth above. Any additional Restricted Share Units that become subject to the RSU Award pursuant to Capitalization Adjustments as set forth in the Plan and the provisions of Section 3 below, if any, shall be subject, in a manner determined by the Board or the Committee, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Share Units covered by your RSU Award.
3.    DIVIDENDS. You shall receive no benefit or adjustment to your RSU Award with respect to any cash dividend, share dividend or other distribution that does not result from a Capitalization Adjustment as provided in the Plan; provided, however, that this sentence shall not apply with respect to any Ordinary Shares that are delivered to you in connection with your RSU Award after such shares have been delivered to you.
4.    RESPONSIBILITY FOR TAXES.
(a)    Regardless of any action taken by the Company or, if different, the Affiliate to which you provide Continuous Service (the “Service Recipient”) with respect to any income tax, social insurance or security contributions, payroll tax, fringe benefits tax, payment on account or other tax-related items associated with the grant, vesting or settlement of the RSU Award or sale of the underlying Ordinary Shares or other tax-related items related to your participation in the Plan and legally applicable or deemed applicable to you (the “Tax Liability”), you hereby acknowledge and agree that the Tax Liability is your ultimate responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. You further acknowledge that the Company and the Service Recipient (i) make no representations or undertakings regarding any Tax Liability in connection with any aspect of this RSU Award or the Ordinary Shares delivered upon vesting; and (ii) are under no obligation to structure the terms of the grant or any aspect of the RSU Award to reduce or eliminate your Tax Liability or achieve a particular tax result. Further, if you are subject to Tax Liability in more than one jurisdiction, you acknowledge that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax Liability in more than one jurisdiction.
(b)    Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax Liability. As further provided in Section 9 of the Plan, you hereby authorize the Company and any applicable Service Recipient to satisfy any applicable withholding obligations with regard to the Tax Liability by one or a combination of the following methods: (i) causing you to pay any portion of the Tax Liability in cash or cash equivalent in a form acceptable to the Company and/or the Service Recipient; (ii) withholding from any compensation otherwise payable to you by the Company or the Service Recipient; (iii) withholding Ordinary Shares from the Ordinary Shares issued or delivered or otherwise issuable or deliverable to you in connection with the RSU Award; provided, however, that to the extent necessary to
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qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Board or the Company’s Compensation Committee; (iv) permitting or requiring you to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”), pursuant to this authorization and without further consent, whereby you irrevocably elect to sell a portion of the Ordinary Shares to be delivered in connection with your Restricted Share Units to satisfy the Tax Liability and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Tax Liability directly to the Company or the Service Recipient; (v) withholding cash if the RSU Award is settled in cash; (vi) forfeiting any outstanding Restricted Share Units; and/or (v) any other method determined by the Company to be in compliance with Applicable Law. Furthermore, you agree to pay or reimburse the Company or the Service Recipient any amount the Company or the Service Recipient may be required to withhold, collect or pay as a result of your participation in the Plan or that cannot be satisfied by the means previously described. In the event it is determined that the amount of the Tax Liability was greater than the amount withheld by the Company and/or the Service Recipient (as applicable), you agree to indemnify and hold the Company and/or the Service Recipient (as applicable) harmless from any failure by the Company or the applicable Service Recipient to withhold the proper amount.
(c)    The Company and/or the Service Recipient may withhold or account for your Tax Liability by considering statutory withholding amounts or other withholding rates applicable in your jurisdiction(s), including (i) maximum applicable rates in your jurisdiction(s). In the event of over-withholding, you may receive a refund of any over-withheld amount in cash from the Company or the Service Recipient (with no entitlement to the Ordinary Share equivalent), or if not refunded, you may seek a refund from the local tax authorities. In the event of under-withholding, you may be required to pay any Tax Liability directly to the applicable tax authority or to the Company and/or the Service Recipient. If the Tax Liability withholding obligation is satisfied by withholding Ordinary Shares, for tax purposes, you are deemed to have been delivered the full number of Ordinary Shares subject to the vested portion of the RSU Award, notwithstanding that a number of the Ordinary Shares is held back solely for the purpose of paying such Tax Liability.
(d)    You acknowledge that you may not participate in the Plan and the Company shall have no obligation to issue or deliver Ordinary Shares until you have fully satisfied any applicable Tax Liability, as determined by the Company. Unless any withholding obligation for the Tax Liability is satisfied, the Company shall have no obligation to issue or deliver to you any Ordinary Shares in respect of the RSU Award.
5.    DATE OF ISSUANCE OR DELIVERY.
(a)    Notwithstanding any other provision hereof, the Company reserves the right to deliver to you the cash equivalent of Ordinary Shares, in part or in full satisfaction of the delivery of Ordinary Shares in connection with the vesting of the RSU Award, and, to the extent applicable, references in this Agreement to Ordinary Shares issuable or deliverable in connection with the RSU Award will include the potential delivery of the cash equivalent pursuant to such right.
(b)    The issuance or delivery of shares in respect of the Restricted Share Units is intended to comply with U.S. Treasury Regulations Section 1.409A-1(b)(4), if applicable, and will be construed and administered in such a manner. Subject to the satisfaction of the Tax Liability withholding obligation, if any, in the event one or more Restricted Share Units vests, the Company shall issue or deliver to you one (1) Ordinary Share for each vested Restricted Share Unit on the applicable vesting date
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or as soon as reasonably practicable thereafter. Each issuance or delivery date determined by this paragraph is referred to as an “Original Issuance Date.”
(c)    If the Original Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day. In addition, if:
(i)    the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell Ordinary Shares on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Arrangement)), and
(ii)    either (1) a Tax Liability withholding obligation does not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Tax Liability withholding obligation by withholding Ordinary Shares from the shares otherwise due, on the Original Issuance Date, to you under this Award, and (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not to permit you to pay your Tax Liability in cash, then the shares that would otherwise be issued or delivered to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling Ordinary Shares in the open public market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with U.S. Treasury Regulations Section 1.409A-1(b)(4), if applicable, no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the Ordinary Shares under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of U.S. Treasury Regulations Section 1.409A-1(d).
6.    NATURE OF GRANT. In accepting the RSU Award, you acknowledge, understand and agree that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    the grant of the RSU Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Share Units, or benefits in lieu of Restricted Share Units, even if Restricted Share Units have been granted in the past;
(c)    all decisions with respect to future RSU Awards or other grants, if any, will be at the sole discretion of the Company;
(d)    the RSU Award and your participation in the Plan shall not create a right to employment or other service relationship with the Company;
(e)    the RSU Award and your participation in the Plan shall not be interpreted as forming or amending an employment or service contract with the Company or the Service Recipient, and
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shall not interfere with the ability of the Company or the Service Recipient, as applicable, to terminate your Continuous Service (if any);
(f)    you are voluntarily participating in the Plan and you have read and are familiar with the provisions of the Plan and this Agreement;
(g)    the RSU Award and the Ordinary Shares subject to the RSU Award, and the income from and value of same, are not intended to replace any pension rights or compensation;
(h)    the RSU Award and the Ordinary Shares subject to the RSU Award, and the income from and value of same, are not part of normal or expected compensation for purposes of, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;
(i)    unless otherwise agreed with the Company in writing, the RSU Award and the Ordinary Shares subject to the RSU Award, and the income from and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of an Affiliate;
(j)    the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Ordinary Shares, and that you should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan;
(k)    the future value of the underlying Ordinary Shares is unknown, indeterminable and cannot be predicted with certainty;
(l)    no claim or entitlement to compensation or damages shall arise from forfeiture of the RSU Award resulting from the termination of your Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of applicable employment laws in the jurisdiction where you are providing service or the terms of your employment or other service agreement, if any);
(m)    for purposes of your RSU Award, your Continuous Service will be considered terminated as of the last day of your employment relationship;
(n)    you are required to take any additional action and execute any additional documents the Company may deem necessary or advisable to carry out or give effect to any of the obligations or restrictions imposed on either you or the RSU Award; and
(o)    neither the Company nor the Service Recipient shall be liable for any foreign exchange rate fluctuation between your local currency and the [United States Dollar] that may affect the value of the Restricted Share Units or of any amounts due to you pursuant to the settlement of the RSU Award or the subsequent sale of any Ordinary Shares acquired upon settlement.
7.    TRANSFERABILITY. Except as otherwise provided in the Plan, your RSU Award is not transferable, except by will or by the applicable laws of descent and distribution.
8.    NO LIABILITY FOR TAXES. As a condition to accepting the RSU Award, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees
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or Affiliates related to any Tax Liability arising from the RSU Award and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the RSU Award and have either done so or knowingly and voluntarily declined to do so.
9.    OBLIGATIONS; RECOUPMENT. You hereby acknowledge that the grant of your RSU Award is additional consideration for any obligations (whether during or after employment) that you have to the Company, its Affiliates and/or the Service Recipient not to compete, not to solicit its customers, clients or employees, not to disclose or misuse confidential information or similar obligations. Accordingly, if the Company and/or the Service Recipient reasonably determines that you breached such obligations, in addition to any other available remedy, the Company and/or the Service Recipient may, to the extent permitted by Applicable Law, recoup your RSU Award or any income realized by you with respect to the settlement of your RSU Award within two years of such breach. In addition, to the extent permitted by Applicable Law, this right to recoupment by the Company applies in the event that your employment is terminated for Cause or if the Company reasonably determines that circumstances existed that it could have terminated your employment for Cause.
10.    GOVERNING LAW AND VENUE. The formation, existence, construction, performance, validity and all aspects whatsoever of this Agreement and your RSU Award granted hereunder, including any rights and obligations arising out of or in connection with the same, are governed by, and construed in accordance with, the substantive laws of the Switzerland, without regard to the conflict of law principles that would result in any application of any law other than the laws of the Switzerland. The exclusive place of jurisdiction for any dispute arising out of or in connection with this Agreement and your RSU Award granted hereunder shall be Basel, Switzerland.
11.    SEVERABILITY. If any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
12.    COMPLIANCE WITH LAW. Notwithstanding any other provision of the Plan or this Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the Ordinary Shares, the Company shall not be required to deliver any shares issuable or deliverable upon settlement of the Restricted Share Units prior to the completion of any registration or qualification of the shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. You understand that the Company is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Further, you agree that the Company shall have unilateral authority to amend the Agreement without your consent to the extent necessary to comply with securities or other laws applicable to issuance or delivery of Ordinary Shares.
13.    ELECTRONIC DELIVERY AND PARTICIPATION. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to
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participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature irrespective of whether the relevant electronic signature has been issued by a provider recognized or accredited under applicable law or not) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.
14.    [APPENDIX. Notwithstanding any provisions in this Agreement, the RSU Award shall be subject to any additional terms and conditions set forth in any Appendix for your country. Moreover, if you relocate to one of the countries included in the Appendix, the additional terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.]
15.    IMPOSITION OF OTHER REQUIREMENT. The Company reserves the right to impose other requirements on your participation in the Plan, on the RSU Award and on any Ordinary Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
16.    ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Ordinary Shares and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of (i) other equity awards previously granted to you, and (ii) any written employment agreement, offer letter, or other written agreement between the Company and you in each case that specifies the terms that should govern this RSU Award.
17.    AMENDMENT AND WAIVER. No amendment or modification of any provision of this Agreement that has a material adverse effect on you shall be effective unless signed in writing by or on behalf of the Company and you; provided that the Company may amend or modify this Agreement without your consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. You acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other participant.
18.    INSIDER TRADING/MARKET ABUSE. You acknowledge that you may be subject to insider trading restrictions and/or market abuse laws which may affect your ability to receive, acquire, sell or otherwise dispose of Ordinary Shares. You are responsible for complying with any restrictions and should speak to your personal advisor on this matter.
19.    EXCHANGE CONTROL, FOREIGN ASSET/ACCOUNT AND/OR TAX REPORTING. Depending upon the country to which laws you are subject, you may have certain foreign asset/account and/or tax reporting requirements that may affect your ability to acquire or hold Ordinary Shares under the Plan or cash received from participating in the Plan (including from any dividends or sale proceeds arising from the sale of Ordinary Shares) in a brokerage or bank account outside your country of residence. Your country may require that you report such accounts, assets or transactions to the applicable authorities in your country. You also may be required to repatriate cash received from participating in the Plan to your country within a certain period of time after receipt. You are responsible
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for knowledge of and compliance with any such regulations and should speak with your personal tax, legal and financial advisors regarding same.
20.    OTHER DOCUMENTS. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act. In addition, you acknowledge receipt of the Company’s Trading Policy.

VECTIVBIO HOLDING AG	PARTICIPANT

By:
Signature	Signature
Title:	Name:
Date:	Date:
Address:
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VECTIVBIO HOLDING AG
2021 EQUITY INCENTIVE PLAN
APPENDIX
TO RSU AWARD AGREEMENT
TERMS OF CONDITIONS
This Appendix forms part of the Agreement and includes additional terms and conditions that govern the RSU Award granted to you under the Plan if you reside and/or work in one of the jurisdictions listed below. Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or in the RSU Award Agreement.
If you are a citizen or resident (or are considered as such for local law purposes) of a country other than the country in which you are currently residing and/or working, or if you relocate to another country after the grant of the RSU Award, the Company shall, in its discretion, determine to what extent the additional terms and conditions contained herein shall be applicable to you.
NOTIFICATIONS
This Appendix may also include information regarding exchange controls and certain other issues of which you should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of January 2021. Such laws are often complex and change frequently. As a result, you should not rely on the information in this Appendix as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time you vest in the Restricted Share Units, acquire Ordinary Shares, or sell Ordinary Shares acquired under the Plan.
In addition, the information contained below is general in nature and may not apply to your particular situation. You should seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.
If you are a citizen or resident (or are considered as such for local law purposes) of a country other than the country in which you are currently residing and/or working, or if you relocate to another country after the grant of the RSU Award, the notifications herein may not apply to you in the same manner.
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